Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Masimo Corporation on Form 10-K for the year ended January 3, 2009, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Irvine, California

March 3, 2009